As filed with the Securities and Exchange Commission on May 13, 2020

Registration No.  333 -_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

VERU INC.

(Exact name of registrant as specified in its charter)

_____________________

Wisconsin	39-1144397
(State of Incorporation)	(I.R.S. Employer
Identification No.)

48 NW 25th Street, Suite 102

Miami, Florida 33127

(Address of principal executive offices) (Zip Code)

_____________________

VERU INC.

2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

_____________________

Mitchell S. Steiner, M.D.

Chairman, President and Chief Executive Officer

48 NW 25th Street, Suite 102

Miami, Florida 33127

(305) 509-6897

(Name and address of agent for service and telephone number, including area code, of agent for service)

_____________________

Copy to:

Benjamin G. Lombard, Esq.

Reinhart Boerner Van Deuren s.c.

1000 North Water Street

Suite 1700

Milwaukee, Wisconsin 53202

(414) 298-1000

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	5,000,000 (1)	$3.76 (2)	$18,800,000 (2)	$2,440.24 (2)

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock which become issuable under the Veru Inc. 2018 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Veru Inc. (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)For the purpose of computing the registration fee, the Registrant has used $3.76 as the average of the high and low prices of the Common Stock as reported on May 6, 2020 on the NASDAQ Capital Market for the offering price per share, in accordance with Rule 457(c) and (h) under the Securities Act.  The actual offering price will be determined in accordance with the terms of the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's Common Stock made available under the Veru Inc. 2018 Equity Incentive Plan by reason of an amendment thereto approved by the shareholders of the Registrant.  Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-228789) effective December 13, 2018 are incorporated by reference and made a part hereof.

Item 8.    Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-89273) filed with the Commission on October 19, 1999).

4.2

Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 27,000,000 shares (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-46314) filed with the Commission on September 21, 2000).

4.3

Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 35,500,000 shares (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2 (File No. 333-99285) filed with the Commission on September 6, 2002).

4.4

Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 38,500,000 shares (incorporated by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the Commission on May 15, 2003).

4.5

Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 3 (incorporated by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-QSB (File No. 1-13602) filed with the Commission on May 17, 2004).

4.6

Articles of Amendment to Amended and Restated Articles of Incorporation designating the terms and preferences for the Class A Preferred Stock – Series 4 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8‑K (File No. 1-13602) filed with the Commission on November 2, 2016).

4.7

Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 77,000,000 shares (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8‑K (File No. 1-13602) filed with the Commission on August 1, 2017).

4.8

Articles of Amendment to Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock to 154,000,000 shares (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8‑K (File No. 1-13602) filed with the Commission on March 29, 2019).

4.9	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 1-13602) filed with the Commission on May 4, 2018).
5.1	Opinion of Reinhart Boerner Van Deuren s.c.
23.1	Consent of RSM US LLP.

Exhibit Number	Description
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this Registration Statement).
99.1

Veru Inc. 2018 Equity Incentive Plan (as amended and restated effective March 24, 2020) (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8‑K (File No. 1-13602) filed with the Commission on March 26, 2020).

99.2

Form of Non-Qualified Stock Option Grant Agreement under Veru Inc. 2018 Equity Incentive Plan. (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 1-13602) filed with the Commission on May 13, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 13, 2020.

VERU INC.

BY	/s/ Mitchell S. Steiner
Mitchell S. Steiner, Chairman, President
and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Mitchell S. Steiner and Michele Greco, and each of them individually, as his or her true and lawful attorney‑in‑fact and agent, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post‑effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mitchell S. Steiner Mitchell S. Steiner	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2020
/s/ Mario Eisenberger Mario Eisenberger	Director	May 13, 2020
/s/ Harry Fisch Harry Fisch	Vice Chairman of the Board and Director	May 13, 2020
/s/ Michael L. Rankowitz Michael L. Rankowitz	Director	May 13, 2020
/s/ Jesus Socorro Jesus Socorro	Director	May 13, 2020
/s/ Michele Greco Michele Greco	Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)	May 13, 2020